AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 20, 2005, amends and supplements the Amended and Restated Credit Agreement dated as of April 14, 2000, as amended to date (as so amended, the “Credit Agreement”), among Ladish Co., Inc., a Wisconsin corporation (the “Company”), the financial institutions party thereto (the “Lenders”) and U.S. Bank National Association (formerly Firstar Bank, National Association), as agent for the Lenders (in such capacity, the “Agent”).

RECITAL

        The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.

AGREEMENTS

        In consideration of the promises and agreements contained in the Credit Agreement, as amended hereby, the Company, the Lenders and the Agent agree as follows:

        1.       Definitions and References. Capitalized terms not defined herein have the meanings assigned in the Credit Agreement. Upon the satisfaction of the conditions set forth in section 4 below, all references to the Credit Agreement contained in the Loan Documents mean the Credit Agreement as amended by this Amendment No. 7 to Amended and Restated Credit Agreement (“Amendment No. 7”). This Amendment No. 7 is a Loan Document.

        2.       Amendments to Credit Agreement.

        (a)        The following defined terms are inserted in section 1 of the Credit Agreement to appear in proper alphabetical order therein.

“Fixed Charge Coverage Ratio” means, as to any Person, the relationship, expressed as a numerical ratio, between:

(a) the sum of (i) Earnings Before Taxes, (ii) Interest Expense, (iii) Depreciation Expense, (iv) Amortization Expense and (v) Lease Obligations, minus (vi) Restricted Payments, minus (vii) income taxes paid;

and

(b) the sum of (i) interest expense, (ii) principal payments made with respect to Indebtedness and (iii) Lease Obligations;

all as determined, without duplication, for such Person and its Consolidated Subsidiaries for the 12-month period preceding the date of determination.

“Initial Money Market Rate” means the rate per annum, determined solely by the Agent, as of the date of conversion of interest on the Term Loans to a fixed rate, as the rate at which the Agent would be able to borrow money in Money Markets for the amount of the Term Loans then outstanding with an interest payment frequency and principal repayment schedule equal to the Term Loans and for a term through the Term Note Maturity Date, adjusted for any reserve requirement and any subsequent costs arising form a change in government regulation. The Company acknowledges that neither the Agent nor any Lenders is under any obligation to actually purchase and/or match funds for the Initial Money Market Rate.

“Money Market Rate at Prepayment” means that zero-coupon rate, calculated on the date of any prepayment of the Term Loans, and determined solely by the Agent, as the rate at which the Agent would be able to borrow money in Money Markets for the prepayment amount of the Term Loans matching the maturity of a specific payment due on the Term Loans, adjusted for any reserve requirement and any subsequent costs arising form a change in government regulation. A separate Money Market Rate at Prepayment will be calculated for each prospective interest and/or principal payment date.

“Money Markets” means one or more wholesale funding markets available to and selected by the Agent, including negotiable certificates of deposit, commercial paper, Eurodollar deposits, bank notes, federal funds, interest rate swaps or others.

“Net Present Value” means the amount which is derived by summing the present values of each prospective payment of principal and interest which, without such full or partial prepayment, could otherwise have been received by the Lenders over the remaining contractual life of the Term Notes if the Lenders had instead initially invested the proceeds of the Term Notes at the Initial Money Market Rate. The individual discount rate used to present value each prospective payment of interest and/or principal shall be the Money Market Rate at Prepayment for the maturity matching that of each specific payment of principal and/or interest.

“Term Loan” means a term loan made by a Lender to the Company pursuant to section 2.7.

“Term Loan Amount” means $15,000,000.

“Term Note” means a promissory note of the Company in the form of Exhibit B, appropriately completed, evidencing a Term Loan made by a Lender to the Company and “Term Notes” means each Term Note.

“Term Note Maturity Date” means July 20, 2010 or such earlier date on which the Term Notes become due and payable pursuant to section 7.2 of this Agreement.

        (b)        The following defined terms are deleted from section 1 of the Credit Agreement in their entirety: “Indebtedness to Capitalization Ratio” and “Interest Coverage Ratio.”

        (c)        The defined term “Applicable Margin” in section 1 of the Credit Agreement is amended in its entirety to read as follows:

“Applicable Margin” shall mean (a) with respect to Revolving Loans, (i) in the case of Revolving Loans comprised of Base Rate Loans, minus 125 basis points (-1.25%) per annum and (ii) in the case of Revolving Loans comprised of LIBOR Rate Loans, plus 125 basis points (1.25%) per annum; and (b) with respect to the Term Loan, (i) in the case of that portion of the Term Loan comprised of Base Rate Loans, minus 125 basis points (-1.25%) per annum and (ii) in the case of that portion of the Term Loan comprised of LIBOR Rate Loans, plus 125 basis points (1.25%) per annum.

        (d)        The defined term “Revolving Loan Commitment” in section 1 of the Credit Agreement is amended in its entirety to read as follows:

“Revolving Loan Commitment” means the obligation of each Lender to make Revolving Loans to the Company. The total Revolving Loan Commitment of the Lenders is $35,000,000 as of July 20, 2005 and is subject to reduction from time to time pursuant to section 2.6. The Revolving Loan Commitment of each Lender as of the date of execution of this Agreement is set forth opposite its signature hereto.

        (e)        The defined term “Revolving Note Maturity Date” in section 1 of the Credit Agreement is amended by deleting the date “December 28, 2005” therein and inserting “July 19, 2006” in its place.

        (f)        Section 2.2(b) of the Credit Agreement is created to read as follows:

(b) Term Loans. Term Loans may be Base Rate Loans or LIBOR Rate Loans, or a combination thereof. The Company shall select the Type of Term Loan (and in the case of LIBOR Rate Loans, the applicable Interest Period) in accordance with section 2.4(c). Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, upon at least two Business Day’s prior written notice, the Company may, as of the first Business Day of any month, irrevocably elect to convert the interest rate on the entire amount of the Term Loans then outstanding to a fixed rate equal to the Initial Money Market Rate plus 1.25%.

        (g)        Section 2.5 of the Credit Agreement is amended in its entirety to read as follows:

2.5 Commitment Fee. As consideration for the Lenders’ Revolving Loan Commitments, the Company will pay to the Agent, for the account of the Lenders, on the last Business Day of each quarter commencing September 30, 2005 and on the Revolving Note Maturity Date, a commitment fee equal to 0.20% (20 basis points) per annum of the daily average unused amount of the Revolving Loan Commitment during the preceding quarter or other applicable period. Commitment fees shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

        (h)        Section 2.7 of the Credit Agreement is created to read as follows:

2.7 Term Loans. On the Effective Date, each Lender will make the Term Loans to the Company, subject to the terms and conditions hereof, in an amount equal to such Lender’s Percentage of the amount of the Term Loan Amount. The Term Loan made by a Lender shall be evidenced by a Term Note payable to the order of such Lender. The Company shall repay the outstanding principal balance of the Term Notes in equal quarterly principal payments of $375,0000 each on the first Business Day of each third month, commencing on October 2, 2006, plus a final payment of principal and accrued and unpaid interest due on the Term Note Maturity Date. The Company shall also pay interest on the unpaid balance of the Term Notes as set forth in section 2.8 or, if the interest rate has been fixed pursuant to section 2.2(b), at the fixed rate determined pursuant to section 2.2(b) and payable on the same date that interest on Base Rate Loans is payable under section 2.8(a).

        (i)        Section 2.8(a) of the Credit Agreement is amended by deleting the last sentence therein and inserting the following sentence in its place: “Accrued interest shall be due on the first Business Day of each month, commencing, August 1, 2005, and in the case of Revolving Loans, on the Revolving Note Maturity Date, and in the case of Term Loans, on the Term Note Maturity Date.”

        (j)        Section 2.10(b) is amended by inserting the following provision at the end of the first paragraph therein:

The Company may at any time prepay the Term Loans (in increments of $100,000 or, if less, the remaining principal balance of the Term Loans); provided that, if the Company has fixed the rate of interest on the Term Loans pursuant to section 2.2(b), the Company shall pay to the Agent, for the benefit of the Lenders, upon prepayment of all or part of the principal amount of the Term Loans prior to the Term Note Maturity Date, a prepayment indemnity (“Prepayment Fee”) equal to the greater of (i) zero or (ii) that amount, calculated on any date of prepayment (“Prepayment Date”), which is derived by subtracting: (a) the principal amount of the Term Loans being prepaid from (b) the Net Present Value of the Term Notes being prepaid on such Prepayment Date; provided, however, that the Prepayment Fee shall not in any event exceed the maximum prepayment fee permitted by applicable law. In calculating the amount of such Prepayment Fee, the Agent is hereby authorized by the Company to make such assumptions regarding the source of funding, redeployment of funds and other matters, as the Agent may deem appropriate. If the Company fails to pay any Prepayment Fee when due, the amount of such Prepayment Fee shall thereafter bear interest until paid at the Default Rate.

        (k)        Section 6.7 is amended by inserting a new subsection (l) at the end thereof to read as follows:

; and (l) the Company’s acquisitions of HSW Zaklad Kuznia Matrycowa Sp. z o.o. and Advanced Turbine Components, Inc., provided that the Company provides the Agent with a proforma financial covenant compliance certificate and supporting proforma financial statements evidencing that the Company will comply with all financial covenants herein immediately following the closing of each such acquisition;

        (l)        Section 6.12 of the Credit Agreement is created to read as follows:

6.12 Fixed Charge Coverage Ratio. Permit the Borrower’s Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than 1.70:1.

        (m)        Section 6.14 of the Credit Agreement is amended in its entirety to read as follows:

6.14 Indebtedness to EBITDA. Permit the Borrower’s Indebtedness to EBITDA Ratio as of the end of any fiscal quarter to be greater than 3.0:1.

        (n)        Section 6.16 of the Credit Agreement is created to read as follows:

6.16 Limit on Advances. Make advances or similar payments to foreign Subsidiaries of the Company in an aggregate amount in excess of $20,000,000 during the period from July 20, 2005 to the Revolving Note Maturity Date (including the advance or payment of approximately $12,000,000 to fund the acquisition of HSW Zaklad Kuznia Matrycowa Sp. z o.o.).

        3.       Level of Commitments; Modification of Percentages. The parties agree that as of the effective date of this Amendment No. 7:

        (a)        The aggregate Revolving Loan Commitment shall be $35,000,000;

        (b)        The Percentage and Revolving Loan Commitment of each Lender shall be as set forth opposite its signature to this Amendment No. 7;

        (c)        The aggregate commitment for Term Loans shall be $15,000,000; and

        (d)        The Percentage and Term Loan commitment of each Lender shall be as set forth opposite its signature to this Amendment No. 7.

        4.       Closing Conditions. This Amendment No. 7 shall become effective upon its execution and delivery by the parties hereto and receipt by the Agent of:

        (a)       Secretary’s Certificate. A certificate of the Secretary of the Company to the effect that there have been no amendments to the Articles of Incorporation or By-Laws of the Company since the most recent date on which copies thereof were furnished to the Agent;

        (b)       Guaranty. A Guaranty in the form of Exhibit C attached hereto, duly executed by each material domestic subsidiary of the Company; and

        (c)       Other Documents. Such other documents relating to the transactions contemplated by this Amendment No. 7 as the Agent shall reasonably request.

        5.       Representations and Warranties. The Company represents and warrants that:

        (a)        The execution and delivery by the Company of this Amendment No. 7 and the replacement Notes and the performance by the Company under the Credit Agreement and such Notes, as amended hereby, (i) are within its corporate power, (ii) have been duly authorized by all necessary corporate action on the part of the Company, (iii) do not violate any provision of the Articles of Incorporation or By-Laws of the Company, (iv) do not violate any provision of or constitute a default under any existing law, rule or regulation of any governmental authority or agency, any order or decision of any court binding upon the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound or (v) require the approval or consent of the shareholders of the Company, any governmental body or authority or any other person or entity other than those which have been obtained and are in full force and effect; and

        (b)        the representation and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof and no Default or Event of Default exists as of the date hereof.

        6.       Costs and Expenses. The Company agrees to pay, on demand, all costs and expenses (including reasonable attorneys’ fees and disbursements) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this Amendment No. 7.

        7.       Governing Law. This Amendment No. 7 shall be governed by the laws of the State of Wisconsin.

        8.       Full Force and Effect. The Credit Agreement, as amended by this Amendment No. 7 remains in full force and effect.

LADISH CO., INC.
BY:______________________________________
Its:____________________________________
Revolving Loan
Commitment	Percentage
$21,000,000.00	60%	U.S. BANK NATIONAL ASSOCIATION, as the Agent and a Lender
Term Loan		BY:______________________________________
Commitment		Its:____________________________________
$9,000,000.00
Revolving Loan	40%	JPMORGAN CHASE BANK, N.A. (successor by merger to
Commitment		BANK ONE, NA), as a Lender
$14,000,000.00		BY:______________________________________
Its:____________________________________
Term Loan
Commitment
$6,000,000.00

EXHIBIT C

FORM OF GUARANTY

        THIS GUARANTY (this “Guaranty”) is made as of July 20, 2005, by Stowe Machine Co., Inc., a Nevada corporation, Pacific Cast Technologies, Inc., a Nevada corporation, and Metallum Corporation, a Nevada corporation (individually a “Guarantor” and collectively, the “Guarantors”), in favor of the U.S. Bank National Association, as agent (the “Agent”), for the benefit of the Lenders (as hereinafter defined), under the Credit Agreement referred to below;

WITNESSETH:

        WHEREAS, Ladish Co., Inc., a Wisconsin corporation (the “Principal”), the Agent, and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement dated as of April 14, 2000, as amended to date (as so amended and as the same may be further amended or modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principal;

        WHEREAS, it is a condition precedent to the Agent and the Lenders executing an amendment to the Credit Agreement, providing for an increase to such extensions of credit, that each of the Guarantors execute and deliver this Guaranty whereby each of the Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations (as defined below); and

        WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Guarantors, and in order to induce the Lenders and the Agent to enter into such amendment to the Credit Agreement, and because each Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Guarantors is willing to guarantee the obligations of the Principal under the Credit Agreement, any Note, any Permitted Swap Contract, and the other Loan Documents (in each case as defined in the Credit Agreement);

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION l.1. Selected Terms Used Herein.

        “Guaranteed Obligations” is defined in Section 3 below.

        SECTION 1.2. Terms in Credit Agreement. Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

        SECTION 2.1. Representations and Warranties. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date under the Credit Agreement) that:

        (a)        It is a corporation, company, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

        (b)        It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper organizational proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

        (c)        Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any lien in, of or on the property of such Guarantor or a subsidiary thereof pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

        SECTION 2.2. Covenants. Each of the Guarantors covenants that, so long as any Lender has any commitment outstanding under the Credit Agreement, any Note remains unpaid, any Permitted Swap Contract remains in effect or any of the other Guaranteed Obligations shall remain unpaid, that it will, and, if necessary, will enable the Principal to, fully comply with those covenants and agreements set forth in the Credit Agreement.

        SECTION 3. The Guaranty. Subject to Section 9 hereof, each of the Guarantors hereby absolutely and unconditionally guarantees, jointly and severally, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of all obligations of every nature of the Principal from time to time owed to the Lenders, an Affiliate of a Lender or the Agent under the Loan Documents, including any Permitted Swap Contracts, whether for principal, interest, fees, expenses, indemnification or otherwise, incurred or accrued before or during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, being referred to collectively as the “Guaranteed Obligations”). Upon failure by the Principal to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay to the Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note, any Permitted Swap Contract or the other relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. Each of the Guarantors waives any right to require the Lender to sue the Principal, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

        SECTION 4. Guaranty Unconditional. Subject to Section 9 hereof, the obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

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(ii) any modification or amendment of or supplement to the Credit Agreement, any Note, any Permitted Swap Contract or any other Loan Document;

(iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note, any Permitted Swap Contract, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

(iv) any change in the existence, structure or ownership of the Principal or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Guaranteed Obligations;

(v) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Principal, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(vi) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Note, any Permitted Swap Contract, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, any Note, any Permitted Swap Contract or any other Loan Document; or

(vii) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

        SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full, the commitments under the Credit Agreement shall have terminated or expired and all Permitted Swap Contracts have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Credit Agreement, any Note, any Permitted Swap Contract or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, each of the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

        SECTION 6. Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of any of the Guaranteed Obligations, or any other Person.

        SECTION 7. Subrogation. Each of the Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Guarantors unless and until the Guaranteed Obligations are indefeasibly paid in full, any commitment to lend under the Credit Agreement have terminated or expired and all Permitted Swap Contracts have terminated or expired.

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        SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note, any Permitted Swap Contract or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Agent made at the request of the Majority Lenders.

        SECTION 9. Limitation on Obligations. (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate or organizational law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.

        (b)        Each of the Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

        SECTION 10. Application of Payments. All payments received by the Agent hereunder shall be applied by the Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

(a) FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Agent in connection with any collateral securing the Guaranteed Obligations;

(b) SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

(c) THIRD, to payment of the principal of the Guaranteed Obligations and the net early termination payments of any other Permitted Swap Contracts then due and unpaid from the Principal to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal and such net early termination payments of any Permitted Swap Contracts then due and unpaid owing to each of them; and

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(d) FOURTH, to payment of any Guaranteed Obligations (other than those listed above) pro rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.

        SECTION 11. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 9.4 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

        SECTION 12. No Waivers. No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Note, any Permitted Swap Contract and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 13. No Duty to Advise. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Principal’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs under this Guaranty, and agrees that neither the Agent nor any Lender has any duty to advise any of the Guarantors of information known to it regarding those circumstances or risks.

        SECTION 14. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, any Permitted Swap Contract, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and permitted assigns.

        SECTION 15. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Agent with the consent of the Majority Lenders.

        SECTION 16. Costs of Enforcement. Each of the Guarantors agrees to pay all costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Principal, the Guarantors or any other guarantor of all or any part of the Guaranteed Obligations.

        SECTION 17. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WISCONSIN. EACH OF THE GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF WISCONSIN AND OF ANY WISCONSIN STATE COURT SITTING IN MILWAUKEE, WISCONSIN FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTORS, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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        SECTION 18. Taxes. etc. All payments required to be made by any of the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding Excluded Taxes), provided, however, that if any of the Guarantors is required by law to make such deduction or withholding, such Guarantor shall forthwith (i) pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

        SECTION 19. Setoff. Without limiting the rights of the Agent or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Agent and the Lenders to apply any sums standing to the credit of the Guarantor with the Agent or any Lender or any Lending Installation of the Agent or any Lender toward the payment of the Guaranteed Obligations.

        IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

STOWE MACHINE CO., INC.
By:__________________________________
Title:_________________________________
PACIFIC CAST TECHNOLOGIES, INC.
By:__________________________________
Title:_________________________________
METALLUM CORPORATION
By:__________________________________
Title:_________________________________

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